EXHIBIT 10.28

NOTE

Date of Note:	August 23, 1999

Principal Amount of Note:	One Hundred Thousand Dollars ($100,000.00)

Maker:	Henry Fiallo 38 Depot Road Hampton Falls, NH 03844

Lender:	Cabletron Systems, Inc. 35 Industrial Way Rochester, New Hampshire

Loan Term:	Approximately Two (2) Years and Nine (9) Months

Payment Day:	The 1st day of June, 2002

Note Party:	The Maker and any guarantor, endorser, or surety of the Maker hereunder.

Place of Execution of Note:	Rochester, New Hampshire

  For value received, the Maker does hereby promise to pay to the order of Lender at the office of the Lender set forth or at such other place or places or to such other party or parties as the holder of this Note may from time to time designate the Principal Amount of this Note, without interest, on the Payment Day.

  Notwithstanding anything herein contained to the contrary, all amounts outstanding hereunder shall become immediately due and payable to the Lender if either (i) the Maker's employment with the Lender, its affiliates, or their successors or assigns is terminated by the Maker; or (ii) if the Maker's employment is terminated by the Lender, its affiliates, or their successors or assigns for "cause". Cause, for the purposes hereof, shall mean (a) the commission by the Maker of any material breach of any of the provisions contained in any written agreement between the Lender or its affiliates and the Maker; or (b) the Maker being guilty of any misconduct or neglect in the discharge of his duties hereunder; or (c) the Maker being convicted of any criminal offense other than a routine motor vehicle offense; or (d) the Maker becoming disabled by illness, injury, accident or any other circumstances which prevent him from performing his duties for a period of six (6) months in any period of twenty four (24) consecutive calendar months or (e) the death of the Maker.

  In the case of any default continuing for five (5) days in the making of any payment provided for in this Note, interest shall be automatically payable as of such day at the lower of fifteen percent (15%) per annum or the highest rate allowed by law until such time as such default is cured.

  The Maker shall be liable for all costs incurred in the collection of this Note, including reasonable attorneys' fees. All payments made hereunder shall first be applied to interest and then to principal.

  Privilege is reserved by the Maker, and given by the Lender, of making additional payments in whole or in part prior to the Payment Day, without penalty, to the extent of prepayment in full.

  This Note may not be changed orally, but only by an agreement in writing.

  If there shall be more than one Note Party, the liability of the Note parties shall be joint and several. If the Maker shall consist of more than one person, the liability of the persons constituting the Maker shall be joint and several. Each Note Party agrees that it shall be bound by any agreement extending the time for payment or modifying the terms of payment of the Note made by the holder of this Note and the Maker with or without notice to such Note Party not party to such agreement of extension or modification. The liability of each Maker shall be unaffected by the release of any other Note Party or any modification, waiver, release or discharge of any security.

  Each Note Party hereby waives presentment for payment, notice of dishonor, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and agrees to pay all costs of collection when incurred, including reasonable attorneys' fees and to perform and comply with each of the covenants, conditions, provisions and agreements of any of the undersigned contained in every instrument evidencing or securing said indebtedness. No extension of the time for the payment of this Note or any installment hereof made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the liability of any Note Party.

  If any provision of this Note shall be determined to be invalid or unenforceable under law, such determination shall not affect the validity or enforcement of the remaining provisions of this Note.

  The waiver of any provision of this Note by the Lender shall not constitute any future waiver of that, or any other provision.

  This Note shall be construed under the laws of the State of New Hampshire.

  IN WITNESS WHEREOF, the Maker has hereunto set his hand and seal effective the date first above written.

WITNESS:

/s/Rachel M. Tanguay	/s/Enrique P. Fiallo
Henry Fiallo